H.J. GRUY AND ASSOCIATES, INC.
------------------------------------------------------------
1200 Smith Street, Suite 3040, Houston, Texas  77002 o FAX
(713) 739-6112 o (713)739-1000





                         May 8, 1998



            CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report dated April 9, 1998 (Proved Reserves, Zhao Dong Block, China) prepared for XCL Ltd. in the filing of the Registration
Statement on Form S-4 of XCL Ltd.

                         H.J. GRUY AND ASSOCIATES, INC.

                         /s/ James H. Hartsock
                         ----------------------------
                         James H.Hartsock, PhD.,P.E.
                         Executive Vice President


May 8, 1998
Houston, Texas